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                                            File No. 333-76945
                                            Filed under Rule 424(b)(3)

GOLDEN AMERICAN LIFE INSURANCE COMPANY

                                 PROFILE
                                   AND
                          PROSPECTUS SUPPLEMENT
                            DECEMBER 10, 1999

                                 to the
           Profiles and Prospectuses dated May 1, 1999 for the Deferred Combination Variable and Fixed Annuity Contracts
       (the "GoldenSelect ES II/R/ Profile and Prospectus", and
         the "GoldenSelect Value/R/ Profile and Prospectus"),
          issued by Golden American Life Insurance Company

                                  and
                                 to the

         Profile and Prospectus dated May 1, 1999, as amended July 21, 1999 for the Deferred Combination Variable and Fixed Annuity Contracts (the "GoldenSelect Premium Plus/R/ Profile and
     Prospectus"), issued by Golden American Life Insurance Company


    Effective February 1, 2000, Capital Guardian Trust Company will become the Portfolio Manager to the Small Cap Series.


    This supplement should be retained with your GoldenSelect Profile and Prospectus.






106153                                                             12/99



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